UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

Riviera Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9237

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A.           Lock-up Agreement

On July 12, 2010, Riviera Holdings Corporation (the “Company” or “Riviera”) and two of its subsidiaries, Riviera Operating Corporation and Riviera Black Hawk, Inc. (collectively with the Company, “Debtors”) entered into a restructuring and lock-up letter agreement (the “Lock-Up Agreement”) with holders, in the aggregate, of in excess of 66 2/3% in the amount of all of the outstanding claims (each, either a “First Priority Senior Secured Claim” or “Senior Secured Claim”) under Debtors’ Credit Agreement dated as of June 8, 2007 (the “Senior Secured Credit Agreement”) by and among the Company, certain subsidiaries of the Company, as guarantors, Wachovia Bank, National Association (“Wachovia”) as Administrative Agent (the “Original Agent”) and various lenders identified therein and under that Master Agreement dated as of May 31, 2007 between the Company and Wachovia which has been participated to Cerberus Series Four Holdings, LLC (the “Swap Agreement”). Cantor Fitzgerald Securities is the current administrative agent under the Senior Secured Credit Agreement, as successor in interest to the Original Agent.

Pursuant to the Lock-Up Agreement, the parties thereto are contractually obligated to support the restructuring of Debtors in accordance with the Debtors’ Joint Plan of Reorganization (the “Plan”). Capitalized terms not otherwise defined herein shall be given the meanings assigned to them in the Plan.

Pursuant to the Lock-Up Agreement, Debtors were required to file for bankruptcy protection under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) by July 12, 2010, which they did. See Item 1.03. The proposed restructuring of Debtors will be implemented pursuant to the Plan, the material terms of which provide:

•	all existing equity interests of the Company shall be cancelled, and such equity holders shall receive nothing;

•
Each holder of a First Priority Senior Secured Claim, which are claims (i) arising under the Senior Secured Credit Agreement for prepetition interest and fees, and (ii) with respect to the periodic payments due under the Swap Agreement and any interest accrued thereon, shall receive in full and final satisfaction of such claim a portion of a new $50 million term loan(the “Series A Term Loan”) in principal amount equal to such First Priority Senior Secured Claim to be evidenced by a first lien credit agreement;

•
the Company, as it exists on and after the Substantial Consummation Date (“Reorganized Riviera”), will receive additional funding by way of a $20 Million term loan to be evidenced by a Series B Term Loan (the “Designated New Money Investment”), subject to an affirmative election being made by Reorganized Riviera within a certain time period and various other conditions, and a $10 million working capital facility (the “Working Capital Facility”);

•
if both the Designated New Money Investment is effectuated and the Working Capital Facility is made available, holders of the Senior Secured Claims will receive: (i) a portion of the Series A Term Loan in a principal amount up to such holder’s pro rata share of the Series A Term Loan less the portion of the Series A Term Loan received by holders of the First Priority Senior Secured Claims; and (ii) such holder’s pro rata share of 80% of the new limited-voting common stock to be issued by Reorganized Riviera pursuant to the Plan (the “Class B Shares”);

•
if only the $10 million Working Capital Facility is made available, holders of Senior Secured Claims who so elect to fund their pro rata share of the $10 million Working Capital Facility will receive: (i) notes evidencing revolving credit loans outstanding at any time under the Working Capital Facility; and (ii) 7% of the Class B Shares to be issued by Reorganized Riviera;

•
if only the $10 million Working Capital Credit Facility is made available, the Senior Secured Claims will be cancelled and holders of the Senior Secured Claims will receive in addition to the consideration described above their pro rata share of an additional 13% of the Class B Shares;

•
if both the $10 million Working Capital Facilty is made available and the Designated New Money Investment is effectuated, holders of Senior Secured Claims participating in making the Series B Term Loan and the loans under the Working Capital Credit Facility shall receive: (i) a pro rata share of the Series B Term Loan; and (ii) 15% of the Class B Shares to be issued by Reorganized Riviera, subject to dilution;

•
holders of allowed general unsecured claims, other than with respect to any deficiency claims of holders of Senior Secured Claims, shall receive in full and final satisfaction of such claim, payment in full thereof, but in no event shall the total payment to holders of allowed general unsecured claims exceed $3,000,000;

•
the receipt by Riviera Voteco, L.L.C. (“Voteco”) of 100% of the new equity in Reorganized Riviera, consisting of new fully-voting common stock to be issued by Reorganized Riviera pursuant to the Plan (the “Class A Shares”); and

•
the membership interests of Voteco (the “Voteco Interests”) will be issued as follows: (i) if the Designated New Money Election is effectuated and the Working Capital Facility is made available, (A) 80.00% of the Voteco Interests ratably to those holders of the Senior Secured Claims, (B) 15.0% of the Voteco Interests ratably to those holders of Senior Secured Claims electing to participate in the New Money Investment, and (C) 5.0% of the Voteco Interests ratably to the certain lenders in accordance with the Backstop Commitment Agreement dated as of July 12, 2010 by and among Debtors and SCH/VIII Bonds L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., SCH/VIII Bonds IV, L.L.C., Strategic Value Special Situations Master Fund, L.P., Cerberus Series Four Holdings, LLC and Desert Rock Enterprises LLC (collectively, the “Backstop Lenders”) or (ii) if the Designated New Money Election is not effectuated and if the Working Capital Facility is made available, (A) 93.0% of the Voteco Interests ratably to holders of the Senior Secured Claims, and (B) 7.0% of the Voteco Interests ratably to holders of Senior Secured Claims electing to participate in the Designated New Money Investment; provided however, the above distributions are subject to such Persons first obtaining all applicable licensing from Gaming Authorities.

The Plan will be subject to approval by the requisite classes of creditors entitled to vote on the Plan and the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”). The foregoing description of the Lock-Up Agreement and the Plan is qualified in its entirety by reference to the Lock-Up Agreement and Plan, copies of which are attached hereto as Exhibit 10.1 and Exhibit 2.1, respectively, and are incorporated by reference herein.

B.           Backstop Commitment Agreement

In connection with the Lock-Up Agreement, Debtors and the Backstop Lenders executed as of July 12, 2010, a Backstop Commitment Agreement (the “Backstop Agreement”) to provide assurance that the Designated New Money Investment (subject to the Backstop Lenders and Debtors agreeing to a budget by a certain date and other conditions (the “Budget Contingency”)) shall be fully funded in the aggregate amount of $20 million and the Working Capital Facility (irrespective of whether the Budget Contingency is satisfied) shall be fully committed in the aggregate amount of $10 million. The Backstop Agreement provides that the Backstop Lenders have committed to fund their pro rata share of the Designated New Money Investment and pro rata share of the Working Capital Facility, and, further, to backstop an additional percentage of the Designated New Money Investment and Working Capital Facility as specified therein to the extent that any holder of a Senior Secured Claim (other than a Backstop Lender) elects not to participate according to its full pro rata share in funding the Designated New Money Investment and Working Capital Facility.

Additionally, the Backstop Agreement provides for the payment of committment fees by Debtors, as more fully described in the Backstop Agreement and subject to the Bankruptcy Court’s approval. If (i) the Budget Contingency is satisfied, (ii) the Total New Money Investment Alternative is effectuated under the Plan, (iii) the Substantial Consummation Date occurs and (iv) the Series B Term Loan is fully funded and the entire Working Capital Facility is made available as provided for in the Plan, 5.0% of the Class B Shares (subject to dilution only under those certain conditions specified in the Plan) shall be fully earned, payable and non-refundable to the Backstop Lenders. If the Budget Contingency is satisfied, but either the Backstop Agreement is terminated pursuant to its terms or the Substantial Consummation Date does not occur, $1,000,000 in cash shall be fully earned, payable and non-refundable upon such date to the Backstop Lenders; provided, however, that to the extent (i) the Backstop Agreement is materially breached by any Backstop Lender (ii) the Backstop Agreement is terminated in connection with the Lockup Agreement having been terminated solely as a result of a breach thereof by any Backstop Lender in its capacity as a Designated Consenting Lender, or (iii) the Substantial Consummation Date does not occur other than as a result of the actions and/or inactions of the Debtors that are in breach of the Lockup Agreement, the Debtors shall not be required to pay the Backstop Lenders the $1,000,000 cash fee. If (i) either the Budget Contingency is not satisfied or the Budget Contingency is satisfied but the Designated New Money Election is not made, (ii) the Partial New Money Investment Alternative is effectuated under the Plan, (iii) the Substantial Consummation Date occurs and (iv) the entire Working Capital Facility is made available as provided for in the Plan, $300,000 in cash shall be fully earned, non-refundable and payable to the Backstop Lenders.

The foregoing description of the Backstop Agreement is qualified in its entirety by reference to the Backstop Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

ITEM 1.03            BANKRUPTCY OR RECEIVERSHIP

On July 12, 2010 (the “Petition Date”), the Company and two of its subsidiaries, Riviera Operating Corporation and Riviera Black Hawk, Inc., filed voluntary petitions in the United States Bankruptcy Court for the District of Nevada for reorganization of its business. The Company’s filing number is BK-LV-22910-LBR, Riviera Operating Corporation’s filing number is BK-LV-22913-LBR, and Riviera Black Hawk Inc.’s filing number is BK-LV-22915-LBR. The Chapter 11 Cases were filed pursuant to the Lock-Up Agreement referenced above. The Lock-Up Agreement contractually obligates the parties to move forward with a pre-negotiated consensual plan of reorganization for each of Debtors.

On the Petition Date, Debtors filed several motions with the Bankruptcy Court, including a motion to have the Chapter 11 Cases jointly administered. The Debtors plan to continue to manage their properties and operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Title 11 of the United States Bankruptcy Code.

ITEM 2.04            TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The filings by the Company and certain of its subsidiaries in the Bankruptcy Court constitute an event of default and trigger certain repayment obligations arising under the Senior Secured Credit Agreement (together with related security and other credit related agreements, the “Credit Facility”). Upon the occurrence of such event, the obligations arising under the Senior Secured Credit Agreement are automatically accelerated and all other amounts due thereunder become immediately due and payable. The Company believes that any acceleration of the obligations under the Credit Agreement is stayed as a result of the filings in the Bankruptcy Court.

The Credit Facility includes a $225 million term loan that matures on June 8, 2014 and a $20 million five-year revolving credit facility that was reduced to $3 million. On June 29, 2007, in conjunction with the Credit Facility, the Company entered into the Swap Agreement with Wachovia as the counterparty that became effective June 29, 2007.

As previously disclosed in various Form 8-K filings with the Securities and Exchange Commission (the “SEC”), the Company has received various notices of default relating to the Credit Agreement and the Swap Agreement.

ITEM 8.01            OTHER EVENTS

On July 12, 2010, Debtors filed with the Bankruptcy Court the Plan. A copy of the Plan as filed with the Bankruptcy Court is attached hereto as Exhibit 2.1.

Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the disclosure statement relating to such plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. As previously discussed herein, the Plan will become effective only if it receives the requisite creditor approval and is confirmed by the Bankruptcy Court.

Section 9 – Financial Statements and Exhibits

(d)	Exhibits

	2.1	Debtors’ Joint Plan of Reorganization.
	10.1	Lock-Up Agreement dated as of July 12, 2010.
	10.2	Backstop Letter Agreement dated as of July 12, 2010.
	99.1	Press Release dated July 12, 2010.

FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the Company’s and its subsidiaries’ ability to obtain court approval with respect to motions in the Chapter 11 cases; (iii) the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (vii) the ability of the Company to attract, motivate and/or retain key executives and employees; (viii) the ability of the Company to attract and retain customers; and (ix) other risks and factors regarding the Company and the gaming industry identified from time-to-time in the Company’s reports filed with the SEC. All information set forth herein and the documents referred to herein are as of the respective dates of the documents in which such information is contained, and the Company undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2010.

RIVIERA HOLDINGS CORPORATION

/s/ Phillip B. Simons
Name:	Phillip B. Simons
Title:	Co-Chief Executive Officer Treasurer and Chief Financial Officer